Exhibit 5.2

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

August 30, 2019

American Equity Investment Life Holding Company
6000 Westown Parkway
West Des Moines, Iowa 50266

Re:                             American Equity Investment Life Holding Company

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to American Equity Investment Life Holding Company, an Iowa corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), of (i) senior or subordinated debt securities of the Company (the “Debt Securities”), which may be issued in one or more series, under the Senior Amended and Restated Indenture, dated as of April 22, 2004, between the Company and U.S. Bank National Association, as trustee, or the Subordinated Amended and Restated Indenture, dated as of April 22, 2004, between the Company and U.S. Bank National Association, as trustee, respectively (collectively, the “Indentures”), which are filed as exhibits to the Registration Statement, (ii) shares of preferred stock, par value $1 per share, of the Company (the “Preferred Stock”), which may be issued in one or more series, (iii) shares of common stock, par value $1 per share, of the Company (the “Common Stock”), (iv) depositary receipts (the “Receipts”) representing fractional shares of Preferred Stock, which are called depositary shares (the “Depositary Shares”) and which may be issued pursuant to one or more depositary agreements (each, a “Depositary Agreement”) proposed to be entered into between the Company and one or more bank or trust companies to be named in the applicable Depositary Agreement (each, a “Bank Depositary”), (v) warrants to purchase shares of Common Stock, shares of Preferred Stock, Debt Securities, Depositary Shares or securities of third parties or other rights (“Warrants”), which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into by the Company and one or more warrant agents to be named therein, (vi) purchase contracts of the Company (the “Purchase Contracts”) obligating the holders thereof to purchase from or sell to the Company, and obligating the Company to sell to or purchase from such holders, a specified number of shares of Common Stock, shares of Preferred Stock, Debt Securities or other securities at a future date or dates, which may be issued pursuant to one or more purchase contract agreements (each, a “Purchase Contract Agreement”) proposed to be entered into by the Company and one or more purchase contract agents to be named therein, (vii) purchase units of the Company (the “Purchase Units”), each consisting of a Purchase Contract and Debt Securities, shares of Preferred Stock or debt obligations of third parties, including U.S. treasury securities, or other securities, securing the holders’ obligations to purchase or to sell the securities under the applicable Purchase Contracts, which may be issued pursuant to one or more agreements (each, a “Purchase Unit Agreement”) proposed to be entered into by the Company and one or more purchase unit agents to be named therein, and (viii) such indeterminate number of shares of Common Stock, Preferred Stock or Depositary Shares and indeterminate amount of Debt Securities as may be issued upon conversion, exchange or exercise, as applicable, of any Preferred Stock, Depositary Shares, Debt Securities or Warrants or settlement of any Purchase Contracts or Purchase Units, including such shares of Common Stock or Preferred Stock as may be issued pursuant to anti-dilution adjustments determined at the time of offering (collectively, “Indeterminate Securities”). The Debt Securities, Preferred Stock, Common Stock, Warrants, Depositary Shares, Purchase Contracts, Purchase Units and Indeterminate Securities offered pursuant to the Registration Statement are collectively referred to herein as the “Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)                                 the Registration Statement; and

(b)                                 executed copies of the Indentures.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopy copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than the laws of the State of New York (the foregoing being referred to as “Opined-on Law”).

As used herein, “Transaction Agreements” means the Indentures and any supplemental indentures thereto, the Warrant Agreements, the Depositary Agreements, the Purchase Contract Agreements, the Purchase Unit Agreements and any applicable underwriting or purchase agreement.

The opinions stated in paragraphs 1 through 5 below presume that all of the following (collectively, the “general conditions”) shall have occurred prior to the issuance of the Securities referred to therein: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to such Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) the applicable Transaction Agreements shall have been duly authorized, executed and delivered by the Company and the other parties thereto, including, if such Securities are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement or purchase agreement with respect thereto; (iv) the Board of Directors of the Company, including any duly authorized committee thereof, shall have taken all necessary corporate action to approve the issuance and sale of such Securities and related matters and appropriate officers of the Company have taken all related action as directed by or under the direction of the Board of Directors of the Company; and (v) the terms of the applicable Transaction Agreements and the issuance and sale of such Securities have been duly established in conformity with the certificate of incorporation of the Company so as not to violate any applicable law, the certificate of incorporation of the Company or the bylaws of the Company, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.                                      With respect to any series of Debt Securities offered by the Company, including any Indeterminate Securities constituting Debt Securities of such series (the “Offered Debt Securities”), when (a) the general conditions shall have been satisfied, (b) the issuance, sale and terms of the Offered Debt Securities and related matters have been approved and established in conformity with the applicable Transaction Agreements and (b) the certificates evidencing the Offered Debt Securities have been issued in a form that complies with the provisions of the applicable Transaction Agreements and have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and any other applicable Transaction Agreements and issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement upon payment of the agreed-upon consideration therefor, the Offered Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

2.                                      With respect to any Depositary Shares offered by the Company, including any Indeterminate Securities constituting Depositary Shares (the “Offered Depositary Shares”), when (a) the general conditions shall have been satisfied, (b) the Preferred Stock relating to such Offered Depositary Shares has been duly authorized for issuance by the Company, (c) the Offered Depositary Shares have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Depositary Agreement, and the Offered Depositary Shares have been delivered to the Bank Depositary for deposit in accordance with the applicable Depositary Agreement and (d) the Receipts evidencing the Depositary Shares have been duly issued against deposit of the related shares of Preferred Stock with the Bank

Depositary in accordance with the applicable Depositary Agreement, such Depositary Agreement will constitute a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms under the laws of the State of New York.

3.                                      With respect to any Warrants offered by the Company (the “Offered Warrants”), when (a) the general conditions shall have been satisfied, (b) the Common Stock, Preferred Stock, Debt Securities, Depositary Shares and/or other securities for which the Offered Warrants are exercisable have been duly authorized for issuance by the Company or any applicable third party and (c) certificates evidencing the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement, the Offered Warrants, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

4.                                      With respect to any Purchase Contracts offered by the Company (the “Offered Purchase Contracts”), when (a) the general conditions shall have been satisfied, (b) the Preferred Stock, Common Stock, Depositary Shares, Warrants, Debt Securities or other securities relating to such Offered Purchase Contracts have been duly authorized for issuance by the Company or any applicable third party and (c) the Offered Purchase Contracts have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Purchase Contract Agreement, the Offered Purchase Contracts, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

5.                                      With respect to any Purchase Units offered by the Company (the “Offered Purchase Units”), when (a) the general conditions shall have been satisfied, (b) the Purchase Contracts, Preferred Stock, Common Stock, Depositary Shares, Warrants, Debt Securities and/or debt securities or debt obligations of third parties included in such Offered Purchase Units have been duly authorized for issuance by the Company or any applicable third party and (c) certificates evidencing the Offered Purchase Units have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Purchase Unit Agreement, the Offered Purchase Units, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

(i)                                     the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(ii)                                  we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(iii)                               except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

(iv)                              we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;

(v)                                 we call to your attention that irrespective of the agreement of the parties to any Transaction Agreement, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Agreement;

(vi)                              we have assumed that any agent of service will have accepted appointment as agent to receive service of process and call to your attention that we do not express any opinion if and to the extent such agent shall resign such appointment. Further, we do not express any opinion with respect to the irrevocability of the designation of such agent to receive service of process;

(vii)                           we have assumed that the choice of New York law to govern the Indentures and any supplemental indentures thereto is a valid and legal provision;

(viii)                        we have assumed that the laws of the State of New York will be chosen to govern any Depositary Agreements, Warrant Agreements, Purchase Contract Agreements and Purchase Unit Agreements and that such choice is and will be a valid and legal provision; and

(ix)                              to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality.

In addition, in rendering the foregoing opinions we have assumed that:

(a)                                 the Company (i) is duly incorporated and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Agreements;

(b)                                 the Company has the corporate power and authority to execute, deliver and perform all its obligations under each of the Transaction Agreements;

(c)                                  neither the execution and delivery by the Company of the Transaction Agreements nor the performance by the Company of its obligations thereunder, including the issuance and sale of the applicable Securities: (i) conflicts or will conflict with the articles of incorporation or by-laws of the Company, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (iii) contravened or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iv) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined-on Law); and

(d)                                 neither the execution and delivery by the Company of the Transaction Agreements nor the performance by the Company of its obligations thereunder, including the issuance and sale of the applicable Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

SG